EXHIBIT 10.4

GUARANTEE
by
CAYMAN WATER COMPANY LIMITED
IN FAVOUR OF
DEXTRA BANK & TRUST CO. LTD.

Dated the 4th day of August, 2006

TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND INTERPRETATION	2
1.1 General Definitions	2

SECTION 2. GUARANTEE	3
2.1 Guarantor Guaranteed Obligations	3
2.2 Continuing Guarantee	3
2.3 Payment of Guaranteed Obligations	4
2.4 No Set-off	4
2.5 Taxes	4
2.6 Application of Payments	4

SECTION 3. SAVING PROVISIONS	4
3.1 Change in Guaranteed Obligations	4
3.2 Waiver of Defenses	5
3.3 Immediate Recourse	5
3.4 Non-Competition	5
3.5 Bankruptcy or Liquidation of the Borrower	6
3.6 Appropriaton of Moneys	6
3.7 Reinstatement	6
3.8 Additional Security	7

SECTION 4. INDEMNITY	7
4.1 Indemnity	7

SECTION 5. REPRESENTATIONS AND WARRANTIES	7
5.1 Representations and Warranties	7
5.2 Trustee’s Reliance	8
5.3 Rights and Remedies not Limited	8

SECTION 6. COVENANTS	8
6.1 Guarantor Covenants	8

SECTION 7. MISCELLANEOUS	9
7.1 Notices	9
7.2 English Language	9
7.3 No Waiver; Remedies Cumulative	9
7.4 Governing Law and Jurisdiction	10
7.5 Submission	10
7.6 Judgments and Immunity	10
7.7 Benefit of Guarantee	11
7.8 Expenses	11
7.9 Amendment or Waiver	11
7.10 Counterparts	11
7.11 Set-off	11
7.12 Currency Indemnity	11

     THIS GUARANTEE (“Guarantee”), dated the ___ day of July, 2006, is made as a deed by:
(1) CAYMAN WATER COMPANY LIMITED, a company organized and existing under the laws of the Cayman Islands (“Guarantor”);
in favour of
(2) DEXTRA BANK & TRUST CO. LTD. of Sagicor House, 198 North Church Street, George Town, Grand Cayman, Cayman Islands (the “Trustee”).
Defined terms used herein shall have the meanings specified in Section 1.
     WHEREAS:
A.	Consolidated Water Co. Ltd. (the “Borrower”) has entered into a trust deed (the “Trust Deed”) with the Trustee pursuant to which, inter alia, the Borrower agreed to secure the repayment of certain bonds (the “Bonds”) issued by it by granting to the Trustee a debenture and other security.

B.	The Guarantor is a one hundred percent (100%) wholly owned subsidiary of the Borrower. To better secure the repayment of the Bonds by the Borrower the Trustee requires that the Guarantor execute this Guarantee and to grant certain other security to the Trustee.

C.	The Guarantor will obtain benefits as a result of the above mentioned Bond issue and, accordingly, desires to execute and deliver this Guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION.

1.1 General Definitions.
          (a) Unless the context otherwise requires, capitalized terms used in this Guarantee without definition have the meanings specified in the Trust Deed.
          (b) In addition, wherever used in this Guarantee, unless the context otherwise requires, the following terms have the meaning opposite it:
     “Financing Documents” collectively, the Trust Deed and any security documents issued pursuant or collateral thereto;
     “Guaranteed Obligations” all liabilities and obligations of the Borrower to the Trustee under or in respect of the Financing Documents, and in any capacity, irrespective of whether such liabilities and obligations:
(i)	are present or future;

(ii)	are actual, contingent or otherwise;

(iii)	are at any time ascertained or unascertained;

(v)	are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

(vi)	comprise any combination of the above.
     provided that the Guaranteed Obligations shall be limited to the lesser of: (i) the total amount outstanding under the Financing Documents; and (ii) the maximum amount of indebtedness and liability of the Borrower that the Guarantor is able to guarantee without causing the Guarantor to contravene any applicable legislation restricting the giving of guarantees or which would otherwise render this Guarantee unenforceable.
     SECTION 2. GUARANTEE.
     2.1 Guarantor Guaranteed Obligations.
     The Guarantor irrevocably and absolutely, as principal obligor and not merely as surety, guarantees and promises to pay, upon demand of the Trustee, the Guaranteed Obligations not paid or performed by the Borrower when due in the same manner in all respects as the Guaranteed Obligations are required to be paid or performed by the Borrower.
     2.2 Continuing Guarantee.
     (a) The guarantee and the indemnity of the Guarantor contained in this Guarantee is a continuing obligation of the Guarantor (and all liabilities to which it applies or may apply under the terms of this Guarantee shall be conclusively presumed to have been created in reliance on such guarantee), notwithstanding any settlement of account or the occurrence of any other thing, and shall remain in full force and effect until:
(i)	the Guaranteed Obligations have been fully paid or performed strictly in accordance with the provisions of the Financing Documents, regardless of any intermediate payment or discharge in whole or in part; and

(ii)	all of the obligations of the Guarantor under this Guarantee have been fully performed in accordance with this Guarantee.
     (b) The guarantee and the indemnity of the Guarantor contained in this Guarantee shall be additional, separate and independent obligations of the Guarantor.
     (c) The guarantee and the indemnity of the Guarantor contained in this Guarantee shall survive the termination of the Financing Documents.
     (d) The Guarantor’s obligations under this Guarantee can be discharged only by performance and then only to the extent of such performance. Those obligations are not subject to any prior notice to, demand upon or action against the Borrower or any other Person or to any prior notice to the Guarantor of any default by the Borrower.

     2.3 Payment of Guaranteed Obligations.
     The Guarantor shall make payment of the Guaranteed Obligations under Section 2.1 (Guarantor Guaranteed Obligations) as provided in the relevant Financing Documents.
     2.4 No Set-off.
     All payments which the Guarantor is required to make under this Guarantee shall be without any set-off, counterclaim or condition.
     2.5 Taxes.
     (a) The Guarantor shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature (excluding income taxes), if any, now or in the future levied or imposed by any Governmental Authority or similar body in the jurisdiction in which the Guarantor is located or out of which a payment is made.
     (b) All payments due under this Guarantee shall be made without deduction for or on account of any such taxes, duties, fees or other charges.
     (c) If the Guarantor is prevented by operation of Cayman Islands law or otherwise from making or causing to be made such payments without deduction, the amounts due under this Guarantee shall be increased to such amount as may be necessary so that the Trustee receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Guarantor under this subsection) had such payments been made without such deduction.
     (d) If subsection (c) above applies and the Trustee so requires, the Guarantor shall deliver to the Trustee official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.
     2.6 Application of Payments.
     The Trustee may apply any amounts received by it or recovered under:
     (a) any Financing Document; and
     (b) any other document or agreement which is a security for any of the Guaranteed Obligations and any other moneys, in such manner as it determines in its absolute discretion in accordance with the Financing Documents.
     SECTION 3. SAVING PROVISIONS.
     3.1 Change in Guaranteed Obligations.
     The obligations of the Guarantor under this Guarantee shall extend to any change in the Guaranteed Obligations:
     (a) as a result of any amendment, supplement, renewal or replacement of any Financing Document or the occurrence of any other thing; and

     (b) regardless of whether the Guarantor is aware of, has consented to or is given notice of any alteration, variation, amendment, supplement, renewal or replacement of any Financing Document or the occurrence of such other thing.
     3.2 Waiver of Defences.
     Except for payment or performance in full of the Guaranteed Obligations, the payment in full by the Guarantor of its obligations under this Guarantee or otherwise as provided in this Guarantee, the Guarantor’s obligations under this Guarantee shall not be discharged, impaired or otherwise adversely affected by any act, omission, circumstance, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Guarantee or which might otherwise constitute a legal or equitable discharge or defence of a surety or a guarantor, including (whether or not known to the Guarantor or the Borrower):
     (a) any time, waiver, composition, forbearance or concession given to the Borrower or any other person;
     (b) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Borrower or any other person, or in respect of any security for the Loans;
     (c) any amplification, amendment (however fundamental), variation or replacement of the provisions of any Financing Document or of any other agreement or security between the Trustee and the Borrower;
     (d) any failure of the Borrower or the Guarantor to comply with any requirement of any law, regulation or order;
     (e) the dissolution, liquidation, reorganization or other alteration of the legal status or structure of the Borrower or the Guarantor;
     (f) any purported or actual assignment, transfer, novation or disposal of, or granting any participation in, any of the Bonds to any other party;
     (g) any Financing Document being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable or otherwise of limited force and effect; or
     (h) any total or partial failure to realize the value of, or any release, discharge, exchange or substitution of, any security held by the Trustee in respect of the Guaranteed Obligations or any of them.
     3.3 Immediate Recourse.
     The Guarantor waives any right it may have of first requiring the Trustee (or any trustee, agent or other person acting on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee.
     3.4 Non-Competition.
     (a) If any amounts have become payable or have been paid by the Guarantor under this Guarantee, the Guarantor shall not, in respect of such moneys, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Guarantor against the Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other moneys for the time being due to the Guarantor from the Borrower), if and for so long as any moneys remain outstanding to the Trustee under the Financing Documents. The Guarantor shall hold in trust for, and forthwith pay or transfer to, the Trustee any payment or distribution or benefit of security received by it contrary to this Section 3.4(a).
     (b) Upon the payment and satisfaction in full of all Guaranteed Obligations and provided that no amounts (actual or contingent) remain outstanding to the Trustee under the Loan Agreement, the Guarantor, if it has made a payment under this Guarantee, shall be entitled to exercise its rights of subrogation to its proportion of all relevant rights of the Trustee against the Borrower pursuant to the Financing Documents. The Trustee shall promptly execute, at the expense of the Guarantor, an assignment and such other documents in such form as the Guarantor may reasonably request to transfer such proportion of such rights of the Trustee against the Borrower to the Guarantor as are required for the Guarantor to obtain the full benefit of such subrogation. The Guarantor shall enforce such rights directly against the Borrower in its own name and not in the name of the Trustee.
     3.5 Bankruptcy or Liquidation of the Borrower.
     If the Borrower becomes bankrupt, enters into a composition or makes any arrangement with its creditors, or is dissolved, liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with the Trustee in respect of any amounts owing to the Guarantor by the Borrower on any account whatsoever, but instead shall give the Trustee the benefit of any such proof and of all amounts to be received in respect of that proof until all Guaranteed Obligations have been fully paid.
     3.6 Appropriation of Moneys(a).
     Until all of the Guaranteed Obligations have been irrevocably paid in full, the Trustee (or any trustee, agent or other person acting on its behalf) may refrain from enforcing any other security or rights held or received by the Trustee (or such trustee, agent or other person) in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit.
     3.7 Reinstatement.
     (a) Where any discharge (whether in respect of the obligations of the Borrower, the Guarantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Guarantee shall continue or shall be reinstated (as the case may be) as if such discharge or arrangement had not occurred.
     (b) The Trustee (or any trustee, agent or other person acting on its behalf) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

     3.8 Additional Security.
     This Guarantee is in addition to and is not in any way prejudiced by any collateral or other security now or hereafter held by the Trustee, nor shall such collateral or other security held by the Trustee or the liability of any person for all or any part of the Guaranteed Obligations be in any manner prejudiced or affected by this Guarantee.
     SECTION 4. INDEMNITY.
     4.1 Indemnity.
     The Guarantor agrees as a primary obligor and not merely as a surety, to indemnify and hold harmless the Trustee from and against any loss, cost or damage incurred by the Trustee as a result of any obligation of the Guarantor hereunder as guarantor being or becoming void, voidable, unenforceable or otherwise ineffective against the Guarantor for any reason whatsoever (whether or not known to the Trustee or any other Person), the amount of such loss being limited to the amount that the Trustee would have been entitled to recover from the Guarantor as guarantor pursuant to this Guarantee had such obligations not become void, voidable, unenforceable or otherwise ineffective against the Guarantor.
     SECTION 5. REPRESENTATIONS AND WARRANTIES.
     5.1 Representations and Warranties.
     The Guarantor represents and warrants to the Trustee that as of the date of this Guarantee:
     (a) it is a company duly incorporated under the laws of the jurisdiction of its incorporation and has the corporate power to enter into and deliver and to perform its obligations under this Guarantee;
     (b) the execution and delivery by it of this Guarantee and the performance by it of its obligations hereunder have been duly authorized;
     (c) this Guarantee constitutes its valid and legally binding obligations;
     (d) neither the execution and delivery by it of this Guarantee nor the performance by it of its obligations under this Guarantee:
(i)	conflicts with or will conflict with or result in any breach of any of the terms, conditions or provisions of, or violate or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or which binds or purports to be binding upon it other than the documents referred to in the InterCreditor Deed (being one of the Financing Documents) as the “bank Security”; or

(ii)	violates or will violate any judgment, decree or order or any statute, rule or regulation or any of the terms or provisions of its Memorandum and Articles of Association;

     (e) all authorizations required for the execution and delivery of this Guarantee by it and the performance by it of its obligations hereunder have been duly obtained or granted and are in full force and effect;
     (f) it has not requested or taken any security from the Borrower for any obligation (whether present or future, actual or contingent) of the Borrower to it; and
     (g) the representations and warranties set out in this Section 5.1 (Representations and Warranties) will survive the execution of each Financing Document and each Disbursement under the Financing Documents.
     5.2 Trustee’s Reliance.
     The Guarantor acknowledges that it makes the representations in Section 5.1 (Representations and Warranties) with the intention of inducing the Trustee to enter into this Guarantee and the Financing Documents and that the Trustee enters into this Guarantee and the Financing Documents on the basis of, and in full reliance on, each of such representations.
     5.3 Rights and Remedies not Limited.
     The Trustee’s rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Guarantor are not prejudiced:
     (a) by any investigation by or on behalf of the Trustee into the affairs of the Guarantor;
     (b) by the execution or the performance of this Guarantee; or
     (c) by any other act or thing which may be done by or on behalf of the Trustee in connection with this Guarantee and which might, apart from this Section, prejudice such rights or remedies.
     SECTION 6. COVENANTS.
     6.1 Guarantor Covenants.
          The Guarantor shall:
     (a) when requested by the Trustee, do or cause to be done anything which aids the exercise of any power, right or remedy of the Trustee under this Guarantee including, but not limited to, the execution of any document or agreement;
     (b) obtain, maintain and renew when necessary all authorizations required under any law or document or agreement:
(i)	to enable it to perform its obligations under this Guarantee; or

(ii)	for the validity or enforceability of the guarantee;
     (c) not take any action which may impair the ability of the Borrower to observe and perform all of its covenants, agreements and obligations under or pursuant to the Financing Documents;

     (d) take such action as may be necessary or as the Trustee may reasonably request in order to:
(i)	comply with its obligations under this Guarantee; and

(ii)	cause the Borrower to the extent possible to take such corporate action as may be necessary to comply with its respective obligations under the Financing Documents;
     (e) the Guarantor shall not take any action which would cause any of the representations made in Section 5.1 (Representations and Warranties) to be untrue at any time during the continuation of this Guarantee.
     SECTION 7. MISCELLANEOUS.
     7.1 Notices.
     (a) All notices, requests, approvals, consents and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Guarantor by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.
     (b) All such notices, requests, approvals, consents and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received.
     (c) Both parties acknowledge and agree that any agreement of the Trustee to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the other. The receiving party shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the sending party to give such notice and the receiving party shall not have any liability to the sending party or other Person on account of any action taken or not taken by the receiving party in reliance upon such telephonic or facsimile notice.
     (d) All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.
     7.2 English Language.
     This Guarantee and all other Financing Documents shall be in the English language. Except as otherwise agreed by the parties hereto, all documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Guarantee or any other Financing Document shall be in the English language.
     7.3 No Waiver; Remedies Cumulative.
     No failure or delay on the part of the Trustee in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the

Guarantor and the Trustee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee to take any other or further action in any circumstances without notice or demand. All remedies, either under this Guarantee or any other Financing Document or pursuant to any applicable Law or otherwise afforded to the Trustee shall be cumulative and not alternative.
     7.4 Governing Law and Jurisdiction.
     THIS GUARANTEE IS GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE CAYMAN ISLANDS.
     7.5 Submission.
     (a) For the exclusive benefit of the Trustee, the Guarantor irrevocably agrees that the courts of the Cayman Islands are to have jurisdiction to settle any claims or disputes arising under, out of or in connection with this Guarantee (including without limitation any claim or dispute relating to the validity, interpretation, performance, termination or enforcement of this Guarantee) and that accordingly any suit, action or proceedings in that respect (together in this Section 7 referred to as “Proceedings”) may be brought in such courts.
     (b) The Guarantor irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of the Cayman Islands and any claim that any such Proceedings have been brought in an inconvenient or inappropriate forum.
     (c) The Guarantor irrevocably agrees not to take Proceedings in any court of competent jurisdiction other than the courts of the Cayman Islands, save with respect to any counterclaim asserted by the Guarantor in the course of proceedings previously commenced by the Trustee. Nothing contained in this Section 7 shall limit the right of the Trustee to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.
     7.6 Judgments and Immunity.
     (a) The Guarantor recognizes and acknowledges that this Guarantee constitutes a commercial transaction and accordingly it acknowledges and agrees that it is not entitled to plead, and hereby waives to the fullest extent permitted by law any right to claim, sovereign immunity for any purpose whatsoever, including, but not limited to, any right to plead sovereign immunity in respect of any Proceedings pursuant to this Guarantee.
     (b) The Guarantor consents generally, in respect of any Proceedings pursuant to this Guarantee for the purpose of enforcing any order, judgment or award, to the giving of any relief or the issuing of any process in connection with such order, judgment or award including, without limitation, the making, enforcement or execution against any property of any order, judgment or award and to the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its property immunity in respect of its obligations under this

Guarantee from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to itself or its property such immunity, the Guarantor agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.
     7.7 Benefit of Guarantee.
     This Guarantee shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Guarantor may not assign or otherwise transfer any of its rights under this Guarantee or any of the other Financing Documents. The benefit of this Guarantee may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by the Trustee to any other person, corporate or otherwise, to whom the Trustee has assigned all or part of its rights under the Loan Agreement.
     7.8 Expenses.
     The Guarantor shall be liable to pay to the Trustee the costs and expenses incurred by the Trustee in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Guarantee, including legal and other professional consultants’ fees on a full indemnity basis.
     Amendment or Waiver.
     No provision of this Guarantee may be amended, supplemented, modified or waived, except by a written instrument signed by the Trustee and the Guarantor.
     7.9 Counterparts.
     This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     7.10 Set-off.
     The Guarantor authorizes the Trustee or any of its subsidiaries and affiliates (which shall not be obliged to exercise this right) to apply any credit balance to which the Guarantor is entitled on any account of the Guarantor with the Trustee or any of its subsidiaries and affiliates in satisfaction of any sum which is due and payable from the Guarantor to the Trustee under this Guarantee and remains unpaid; for this purpose, the Trustee is authorized to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application.
     7.11 Currency Indemnity.
     If any sum due under this Guarantee or any order or judgment given or made in relation to this Guarantee has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Trustee from and against any loss it suffers or incurs as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which the Trustee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.
IN WITNESS WHEREOF, this Guarantee has been executed as a deed by the parties hereto and is delivered on the date stated at the beginning of this Guarantee.

SIGNED by the Guarantor in the	)	CAYMAN WATER COMPANY LIMITED
presence of	)
	) )	Frederick W. McTaggart
Donald Miller Witness	) ) ) )	Gregory McTaggart
SIGNED by the Trustee in the	)	DEXTRA BANK & TRUST CO. LTD.
presence of	)
	) )	Alex Wood
)
Donald Miller Witness	) ) )	Alitia Finlayson